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                                                                   EXHIBIT 10.26

                              AMENDED AND RESTATED
                            DEFERRED COMPENSATION AND
                       STOCK APPRECIATION RIGHT AGREEMENT


     This AMENDED AND RESTATED DEFERRED COMPENSATION AND STOCK APPRECIATION RIGHT AGREEMENT (this "Agreement") is made as of August 12, 1999 (the "Effective Date"), among Liberty Digital, Inc., a Delaware corporation (the "Company"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and Jarl Mohn, also known as Lee Masters ("Executive").

                                    RECITALS

     The parties make this Agreement with reference to the following facts:

     A. In connection with a Contribution Agreement dated as of April 23, 1999 by and among the Company, Liberty and certain affiliates of Liberty, as amended (the "Contribution Agreement"), the Company adopted a Deferred Compensation and Stock Appreciation Rights Plan (the "Plan").

     B. The Plan provides for awards to be granted to Executive in exchange for the cancellation of awards made to Executive by Liberty prior to the date of the Contribution Agreement.

     C. Pursuant to the Plan, the parties entered into a Deferred Compensation and Stock Appreciation Right Agreement, dated as of August 12, 1999 (the "Deferred Compensation Agreement"), pursuant to which the Company granted Executive a deferred compensation appreciation right and a SAR with respect to an aggregate of 15,230,942 shares of the Company's Series A common stock ("Common Stock").

     D. On December 15, 1999, Executive's SAR with respect to 3,046,188 shares of Series A common stock vested.

     E. On January 5, 2000, Executive notified the Company of his exercise of vested SARs with respect to 3,046,188 shares (the "Exercised SAR") at a price equal to the Per Share Fair Market Value of a share of Common Stock on the date of exercise (or $63.014 per share). The aggregate payment required to be made by the Company with respect to the Exercised SARs at that time was $133,694,145 (the "SAR Value").

     F. The payment payable to Executive upon exercise of the SAR was due February 4, 2000. On February 2, 2000, the Company and Liberty requested that and Executive agreed (i) to enter into negotiations with respect to the payment of the SAR Value, because immediate payment would cause significant financial harm to the Company and Liberty and (ii) to postpone payment of the SAR Value until such negotiations were completed.



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     G. The Company, Liberty and Executive have concluded their negotiations and wish to modify the terms and conditions of the Deferred Compensation Agreement as provided below.


                                    AGREEMENT

     In consideration of services rendered or to be rendered to the Company and its Affiliates by Executive, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, any word or phrase with initial capital letters not otherwise defined in this Agreement will have the meaning set forth below:

          a. ACT: the Securities Act of 1933, as amended.


          b. AFFILIATE: any Person directly or indirectly Controlling, Controlled by or under common Control with a Person.

          c. AGREEMENT: this Agreement, as it may from time to time be amended in accordance with its terms.


          d. CHANGE IN CONTROL: with respect to the Company, the occurrence of any transaction as the result of which (i) Liberty ceases to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Voting Securities of the Company representing at least 25% of the total voting power of all Voting Securities of the Company and (ii) any other person (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns Voting Securities of the Company representing more voting power than the Voting Securities of the Company of which Liberty is a beneficial owner. For purposes of this definition, "Voting Securities" means, with respect to the Company, the capital stock or other ownership interests in the Company having general voting power under ordinary circumstances to elect directors (or similar officials), of the Company, but will not include any capital stock that has or would have such voting power solely by reason of the happening of any contingency.

          e. COMMON EQUITY: if there is a Per Share Public Market Value, Common Equity means the Series A Common Stock; if there is no Per Share Public Market Value, Common Equity means the Series A Common Stock, the Series B Common Stock and any other class or Series of common stock of the Company then outstanding.

          f. COMMON STOCK: the Series A Common Stock.


          g. COMPANY: Liberty Digital, Inc. and its successors and assigns.


          h. COMPANY FAIR MARKET VALUE: as of any date of determination, the Fair Market Value of all shares of Common Equity then outstanding, which Fair Market Value will be (i) if there is a Per Share Public Market Value, the product of the number of the Shares Outstanding


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and the Per Share Public Market Value or (ii) if there is no Per Share Public
Market Value, the amount determined pursuant to Section 8 or Section 11.b., as applicable.

          i. CONTRIBUTION AGREEMENT: as defined in Recital A.


          j. CONTROL: the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          k. CURRENT SAR PAYMENT: as defined in Section 7.c(i).


          l. DEFERRED COMPENSATION CAP: the difference between the SAR Per Share Base Value and the Deferred Compensation Per Share Base Value.


          m. DEFERRED COMPENSATION PER SHARE APPRECIATION: the amount, expressed in U.S. currency rounded to the nearest cent, equal to (i) any excess in the lesser of (A) the SAR Per Share Base Value and (B) the Per Share Fair Market Value over (ii) the Deferred Compensation Per Share Base Value.

          n. DEFERRED COMPENSATION PER SHARE BASE VALUE: as of any date of determination, $2.46, subject to adjustment from time to time pursuant to
Section 11.

          o. DERIVATIVE SECURITY: any option, warrant or other right to acquire, or any security convertible into or exchangeable for, one or more shares of Common Stock.

          p. EFFECTIVE DATE: as defined in the preamble to this Agreement.


          q. EMPLOYMENT AGREEMENT: the Employment Agreement dated effective as of September 9, 1999 between the Company and Executive and as it may from time to time be amended in accordance with its terms.

          r. EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.


          s. EXECUTIVE: the individual identified as "Executive" in the preamble to this Agreement, and his permitted assigns.

          t. EXERCISE DATE: the date that a notice of exercise is received by the Company, with respect to an exercise of all or a portion of the SAR by Executive, other than a deemed exercise on the Valuation Date.

          u. EXERCISED SAR: as defined in Recital E.


          v. FAIR MARKET VALUE: with respect to any asset, the cash price at which a willing seller would sell and a willing buyer would buy such asset having full knowledge of the


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relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

          w. GROSS SHARES: as defined in Section 7.c(i).


          x. LIBERTY: Liberty Media Corporation, a Delaware corporation, and its successors and assigns, including for purposes of this definition any Person to which all or substantially all of Liberty's assets are transferred, whether by merger or otherwise.

          y. LIBERTY POLICY: the policy set forth in Schedule 4.8 to the Contribution Agreement.


          z. LIBERTY STOCK: the Series A Liberty Media Group Common Stock, $1.00

par value per share, of AT&T or any successor class or series of capital stock.

          aa. PER SHARE FAIR MARKET VALUE: as of any date of determination: (i) if the Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, the Per Share Public Market Value or (ii) if the Common Stock is not then so registered, the Company Fair Market Value divided by the number of Shares Outstanding.

          bb. PER SHARE PUBLIC MARKET VALUE: as of any date of determination, the average of the reported closing market prices of the Common Stock for the 20 consecutive trading days ending on the trading day prior to such date; provided that in the case of a Voluntary Termination or if either party to the Employment Agreement has given notice pursuant to Section 11 of the Plan of his or its intention not to renew the Employment Agreement the Per Share Public Market Value will be the average of the reported closing market prices of the Common Stock for the 60 calendar days beginning 120 days after the public announcement by the Company of such Voluntary Termination or that one of the parties has given notice pursuant to the Employment Agreement of his or its intention not to renew the Employment Agreement. The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use or, if on any such trading day such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in such capital stock during the preceding 12 months. The Per Share Public Market Value will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization or combination affecting the Common Stock, the record date, ex-dividend date or similar date of which occurs during the period of trading days preceding the date of determination.


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          cc. PERSON: a human being or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

          dd. PLAN: as defined in Recital A.


          ee. PRIME RATE: at any time, the rate of interest adopted by Bank of America National Trust and Savings Association or any successor thereto, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate."

          ff. REGISTRABLE SHARES: shares of Common Stock or Liberty Stock owned by Executive at any time, either of record or beneficially, including, without limitation, shares issued pursuant to this Agreement in satisfaction of payments in respect of SARs and Deferred Compensation payable to Executive.

          gg. SAR: as defined in Section 2.b.


          hh. SAR PER SHARE APPRECIATION: as of any date of determination, the amount, expressed in U.S. currency rounded to the nearest cent, equal to any excess in Per Share Fair Market Value over the SAR Per Share Base Value.

          ii. SAR PER SHARE BASE VALUE: as of any date of determination, $19.125, subject to adjustment from time to time pursuant to Section 11.

          jj. SAR VALUE: as defined in Recital E.


          kk. SALE OF THE COMPANY: (i) the sale, exchange or other disposition of all or substantially all of the Company's assets (other than cash, cash equivalents and marketable securities) to or with one or more Persons other than any Affiliate of the Company; (ii) the sale, exchange or other disposition of all or substantially all of the outstanding shares of Common Equity to or with one or more Persons other than any Affiliate of the Company; or (iii) the merger or consolidation of the Company with or into another Person other than an Affiliate of the Company, as a result of which merger or consolidation the holders of shares of outstanding Common Equity receive or become irrevocably entitled to receive cash, securities or other assets in exchange for those shares. Notwithstanding the foregoing, no transaction described in clause (ii) or clause (iii) of the foregoing sentence will be a Sale of the Company unless such transaction results in a Change in Control of the Company.

          ll. SEC: the Securities and Exchange Commission.


          mm. SERIES A COMMON STOCK: the Series A common stock, $.01 par value per share, of the Company or any successor class or series of capital stock.


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          nn. SERIES B COMMON STOCK: the Series B common stock, $.01 par value per share, of the Company or any successor class or series of capital stock

          oo. SHARES OUTSTANDING: as of any date of determination, the number of all issued and outstanding shares of Common Equity on a fully diluted basis.

          pp. TARGET PER SHARE VALUE: as of any date of determination, $2.46 plus notional interest on that amount from January 1, 1999 at the rate of 10% per annum, compounded annually.

          qq. TERMINATION DATE: the date of the public announcement made pursuant to Section 14.


          rr. TERMINATION FOR CAUSE: as defined in the Employment Agreement.


          ss. VALUATION DATE: as defined in Section 4.


          tt. VOLUNTARY TERMINATION: as defined in the Employment Agreement.


          The term "Strike Price" in the Plan means "Deferred Compensation Per Share Base Price" in this Agreement and the term "Valuation Price Per Share" in the Plan means "Per Share Fair Market Value" in this Agreement.

     2. GRANTS.


          a. Subject to the terms and conditions of this Agreement, the Company has granted and issued to Executive, as of the Effective Date, a right to deferred compensation equal to the Deferred Compensation Per Share Appreciation with respect to an aggregate of 15,230,942 shares of Common Stock. Subject to the requirement that the Per Share Fair Market Value as of the Valuation Date equals or exceeds the Target Per Share Value, the Company will pay Executive an amount determined on the Valuation Date equal to the Deferred Compensation Per Share Appreciation multiplied by the number of Executive's vested shares provided that in no event will the amount of Deferred Compensation Per Share Appreciation for each vested share exceed the amount of the Deferred Compensation Cap. The foregoing payment is payable only upon termination of Executive's employment with the Company and in the manner provided in Section 7.

          b. Subject to the terms and conditions of this Agreement, the Company has granted and issued to Executive, as of the Effective Date, a right (a "SAR") to the SAR Per Share Appreciation with respect to an aggregate of l5,230,942 shares of Common Stock. Upon exercise of a SAR, the Company will pay Executive an amount determined on the Valuation Date or on an Exercise Date, whichever is applicable, equal to the SAR Per Share Appreciation multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The amount payable upon exercise of a SAR is payable at indeterminate dates and in the manner provided in Section 7.


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          c. Each of the foregoing grants are restricted as to transferability
(as provided in Section 9), and are represented by the Company's unsecured promise (as provided in Section 10).

     3. VESTING; FORFEITURE; MANNER OF EXERCISE.


          a. The grants made in Section 2.a and 2.b will vest in the amounts and on the dates set forth below if Executive is employed by the Company on such dates:

                   20%              December 15, 1999
                   20%              December 15, 2000
                   30%              December 15, 2001
                   30%              December 15, 2002

In addition, Executive will become fully vested in his rights to each of the Deferred Compensation Per Share Appreciation and the SAR Per Share Appreciation upon the occurrence of any of the following events: (i) a Sale of the Company;
(ii) a Change in Control; (iii) termination of Executive's employment pursuant to any of clauses (i), (ii) or (iii) of Section 1(C) of the Employment Agreement; or (iv) Termination for Good Reason as defined in Section 1(d) of the Employment Agreement. Upon vesting, a SAR may be exercised from time to time and will be exercisable, in whole or in part.

          b. If Executive ceases to be employed by the Company pursuant to a Termination for Cause, Executive will forfeit any and all rights to any unvested Deferred Compensation Per Share Appreciation and unvested SAR Per Share Appreciation.

          c. All unexercised rights with respect to each of the Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation will be deemed exercised at 4:59 p.m. on the Valuation Date and these rights will become null and void thereafter; provided however, that the parties' obligations pursuant to this Agreement will remain in full force and effect until fully performed.

     4. VALUATION DATE: The Valuation Date will be the day on which the first of the following events occurs:

          a. SALE OF COMPANY. If Executive is employed by the Company on such date, the day on which a Sale of the Company is completed.

          b. CHANGE IN CONTROL. If Executive is employed by the Company on such date, the day on which a Change in Control of the Company occurs.

          c. TERMINATION OF EMPLOYMENT. The last day of the Company's fiscal quarter preceding the date on which Executive ceases to be employed by the Company for any reason other than a Termination for Cause or Voluntary Termination. In the case of a Voluntary Termination or a termination as a result of Executive's or the Company's not renewing the Employment Agreement, the date that is 120 days after the Termination Date.


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          d. END OF AWARD TERM. If Executive is employed by the Company on such date, December 15, 2002.

     5. FAIR MARKET VALUE.


          a. If the Valuation Date is the date of a Sale of the Company, the determination of Company Fair Market Value, Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation will reflect the Fair Market Value of the Company's assets with reference to the consideration (which may include consideration in the form of the direct or indirect assumption of liabilities) received by the Company (or, if applicable, by its stockholders, in exchange for their stock in the Company) in such transaction, as set forth in the notice by the Company to Executive. Such notice will include a description of the consideration and, as to any consideration so received other than cash or cash-equivalents, a statement of the Fair Market Value of such consideration, as determined in good faith on a reasonable basis by the Board. In establishing the Fair Market Value of such consideration, the Board, as it reasonably deems appropriate, may take into account (and any determination of the Fair Market Value of such consideration pursuant to Section 8 will take into account) the effect of terms or conditions of the transaction constituting a Sale of the Company that (i) impose liabilities, contingent or otherwise, on the Company or its stockholders or (ii) condition the receipt of all or a portion of the consideration on the occurrence of one or more events, including, for example, the lapse of time or the attainment of earnings or other indicia of performance. If Executive disagrees with the determination of Company Fair Market Value or of the Fair Market Value of consideration set forth in the notice given to Executive, Executive must give notice to the Company of his disagreement within 30 days after receipt of notice from the Company and if he fails timely to give such notice, the determination of value(s) seta. forth in the Company's notice will be conclusive and binding on the parties. If Executive gives notice of his disagreement within the required 30-day period, such disagreement will be resolved as provided in Section 8, provided that, as to a determination of Company Fair Market Value, each appraiser selected pursuant to Section 8 will be instructed to treat the consideration received in such transaction as the primary factor to be considered in establishing Company Fair Market Value.

          b. If the Valuation Date is a date prescribed by Section 4.b. (unless the event constituting a Change in Control is also a Sale of the Company, in which case Section 5.a. will apply), Section 4.c. or Section 4.d., and if there is a Per Share Public Market Value for the Common Stock, within 5 business days after the Valuation Date, the Company will give notice to Executive of Company Fair Market Value, Per Share Market Value, Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, as of the Valuation Date. If there is no Per Share Public Market Value for the Common Stock, the Per Share Fair Market Value as of the Valuation Date will be used to calculate Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation as soon as reasonably possible after financial statements (including at least a balance sheet and a statement of operations) of the Company as of the Valuation Date and for the period from the end of the Company's most recent fiscal year through the Valuation Date are completed, the Company will give notice to Executive of Company Fair Market Value, Per Share Market Value, and Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, as of the Valuation Date, as determined by the Board in good faith on a reasonable basis, including a reasonably detailed description of the bases for such determinations.


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          If Executive disagrees with the determination of Company Fair Market
Value, Per Share Fair Market Value or Per Share Appreciation set forth in the Company's notice, Executive must give notice to the Company of his disagreement within 30 days after receipt of the Company's notice and if he fails timely to give such notice, the determination of those amounts set forth in the Company's notice will be conclusive and binding on the parties. If Executive gives notice of disagreement within the 30-day period, such disagreement will be resolved in accordance with Section 8.

     6. MANNER OF EXERCISE SARS.


          The SARs may be exercised in whole or in part, upon vesting only by written notice signed by Executive and mailed or delivered to the President or Secretary of the Company at its principal office which notice will specify the number of SARs which are being exercised. Once exercised, a particular SAR may not be further exercised.

     7. PAYMENT; REGISTRATION RIGHTS.


          a. Any payments made by the Company pursuant to this Agreement, may, at the Company's election, subject to Section 13, be either in (i) cash or other immediately available funds, (ii) shares of Common Stock or (iii) a combination thereof; provided however, that the Company may elect to make such payments in Common Stock only to the extent that the Common Stock is registered pursuant to
Section 12(b) or Section 12(g) of the Exchange Act. To the extent that the Company elects to make any or all payments in the form of Common Stock, such shares of Common Stock will be valued for purposes of this Agreement, at the Per Share Fair Market Value of the Common Stock on the Exercise Date or the Valuation Date, whichever is applicable; provided however that the total number of shares to be issued to Executive shall be increased by 2%, rounded down to the nearest whole share.

          b. Payments of Deferred Compensation Per Share Appreciation required to be made pursuant to this Agreement will be made within 30 days after the later of the Termination Date or the date that Executive is no longer employed by the Company. Payments of SAR Per Share Appreciation required to be made upon exercise of a SAR, other than a deemed exercise with respect to a Valuation Date, will be made by the Company within 30 days after the Exercise Date. Payments of SAR Per Share Appreciation or Deferred Compensation Per Share Appreciation (but only if Executive's employment is terminated as of the Valuation Date) required to be made as of a Valuation Date will be made within 30 days after the Valuation Date if that date is the date of a Sale of the Company or Change in Control, or 120 days after the Valuation Date if that date is the date specified in Section 4.d. Notwithstanding the foregoing, if on any required payment date the determination of Deferred Compensation Per Share Appreciation or SAR Per Share Appreciation has not been made, the required payment will be made within five days after such determination is completed. At the Company's option, the payment date may be accelerated in whole or in part. Any payment made will be subject to any applicable required income and other payroll tax withholding.

          c. Notwithstanding the terms of Sections 7.a. and 7.b., the following provisions will apply to the payment with respect to the Exercised SAR:


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               (i) Concurrently with the execution of this Agreement, Liberty shall pay to Executive $50,000,000 in cash and as soon as practicable, but in any event no later than 45 days after the date of the execution of this Agreement by Liberty, shall cause its parent, AT&T Corp., to issue to Executive 5,779,982 shares of AT&T Corp. Class A Liberty Media Group Common Stock (the "Liberty Stock") (determined by dividing $83,694,145 of the SAR Value by $14.48 (the average trading price of one share of Liberty Stock for the 20 trading days prior to January 23, 2001) (rounded down to the nearest whole share), and less the sum of $50,000,000 (to be applied to federal and state withholding taxes due with respect to such payment) (it being understood that Executive may have additional obligations for such taxes in addition to the amount so withheld which shall be Executive's sole obligation) and Liberty will use its reasonable efforts to cause the certificate representing Liberty Stock to be dated as of the date this agreement is executed by the parties. Liberty acknowledges that it deems the full purchase price of the Liberty Stock to have been paid or given as of the date this agreement is executed by the parties.

               (ii) The Company or Liberty Media, as the case may be, will remit to the applicable taxing authority on behalf of Executive, $50,000,000 to satisfy the Executive's income and other payroll tax withholding obligations with respect to the payments made pursuant to this Section when such obligations are due.

          d. Notwithstanding that (i) the terms or conditions of a Sale of the Company may provide for the deferral of the payment or delivery of all or a portion of the consideration to be paid or delivered to the Company or to holders of outstanding shares of Common Equity or (ii) the payment or delivery of such consideration may be conditioned on the occurrence of one or more events, the Company may not defer the payment of a portion of the cash otherwise payable to Executive in respect of his rights to receive Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, but any such deferral or condition will be taken into account in any determination of the Fair Market Value of such consideration pursuant to Section 8.

          e. If shares of Common Stock are to be delivered pursuant to this
Section 7, then the Company may file a registration statement on Form S-8 to register the issuance of shares of Common Stock to Executive pursuant to this
Section 7 under the Act, if such Form S-8 is available. The Company, Liberty and AT&T will cooperate with Executive in implementing various puts, calls, swaps, straddles, collars and other hedging transactions designed to protect Executive from fluctuations in the value of shares of Common Stock or Liberty Stock, as the case may be ("Hedging Transactions") if permitted by applicable law. In addition, Executive shall also be entitled to the registration rights set forth on EXHIBIT A, which is incorporated herein by reference.

          f. Contemporaneously with the payment of Deferred Compensation Per Share Appreciation to Executive, the Company will pay to Executive an additional amount equal to the product of (i) the Deferred Compensation Per Share Appreciation and (ii) the amount (expressed as a percentage) of the increase, if any, in the Standard & Poor's 500 Index from a Valuation Date that occurs other than as a result of a termination of employment until the day prior to the payment date, which amount will be included in any payment made under this Agreement.


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          g. To the extent that Executive is required to pay income tax on the payment of Deferred Compensation Per Share Appreciation or SAR Per Share Appreciation made in shares of Common Stock prior to the time Executive has received proceeds from the sale by Executive of such Common Stock pursuant to a registration statement sufficient to make such income tax payments, then prior to the date such tax payment is required to be made, the Company will loan Executive an amount equal to the difference between the amount of such income taxes required to be paid and the amount of sale proceeds, if any, received by Executive. The principal amount of the loan will bear interest at a rate equal to the Prime Rate and all principal and interest will be payable in full five days after the end of the period the registration statement is required to remain effective.

          h. Unless the Company is notified in writing of a change of address, any payment will be made to Executive at the address for notices to Executive set forth in Section 19.a.

          i. The Withholding Rate will in each instance be subject to the approval of Executive, not to be unreasonably withheld; provided that in no instance shall such Withholding Rate be below the percentages prescribed by applicable law or taxing authority guidelines.

          8. DETERMINATION OF FAIR MARKET VALUE. Except as otherwise expressly provided in this Agreement, wherever this Agreement refers to, or calls for a determination of, Fair Market Value (including, for example, a determination of the Company Fair Market Value pursuant to Section 1.i. when there is no Per Share Public Market Value or a determination of the Fair Market Value of consideration received in a Sale of the Company pursuant to Section 5.a.), the Fair Market Value of the item in question will be determined in accordance with the following provisions:

          a. The Company and Executive may agree on the Fair Market Value of the item in question.

          b. If the Company and Executive are unable to agree on a Fair Market Value, within 15 days after the date notice of a dispute as to that issue is given by either party to the other, or if they otherwise determine that an appraisal should be used to determine Fair Market Value, then they will cause the Fair Market Value as of the required date of determination to be determined by a qualified appraiser acceptable to both of them. If they are unable to agree on a single appraiser within 15 days after the date of notice of the dispute, each of them will have an additional 10 days to select one appraiser nationally recognized in valuing items of the kind required to be valued. If either fail to appoint an appraiser, then the determination of Fair Market Value by the one appraiser will be binding.

          c. Each appraiser will determine the Fair Market Value of the item in question, taking into account such matters as may be prescribed by this Agreement and such other matters as the appraiser may deem relevant. The Company and Executive will use their reasonable best efforts to cause each appraiser to submit to them a written report indicating that appraiser's determination of Fair Market Value within 30 days after the date such appraiser is selected.

          d. If the higher of the two appraisals is 110% or less of the lower appraisal, the average of the two will be the Fair Market Value.


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          e. If the higher of the two appraisals is more than 110% of the lower appraisal, the Company will immediately notify the two appraisers and cause them to appoint a third similarly qualified appraiser within 10 days after such notice. The Company and Executive will use their reasonable best efforts to cause such third appraiser (who will not be apprised of the determination of the other appraisers) to submit a written report to each of them indicating such appraiser's determination of Fair Market Value within 30 days after the date such third appraiser is selected. If three appraisals are necessary then the average of the two appraisals in which the determinations of Fair Market Value are closest together will be the Fair Market Value or, if the highest and lowest are equidistant from the middle determination, then the middle determination will be the Fair Market Value.

          f. Each party will use reasonable best efforts to provide each appraiser with such information as such appraiser may reasonably request for the purpose of preparing an appraisal pursuant to this Section 8.

          g. A determination of Fair Market Value made pursuant to this Section 8 will be final, binding and nonappealable. Each party will be responsible for one-half of all fees and expenses of all appraisers.

          h. If the determination of Fair Market Value pursuant to this Section 8 is a determination of the Company Fair Market Value for the purpose of determining Per Share Appreciation or SAR Per Share Appreciation or an adjustment to Deferred Compensation Per Share Base Value or SAR Per Share Base Value, the Company will make the required determination of such amounts using the Company Fair Market Value determined pursuant to this Section 8 and will give notice of such determination to Executive within two business days after receiving notice of the determination of Company Fair Market Value pursuant to this Section 8.

     9. RESTRICTION ON TRANSFER. Executive may not transfer or grant any security interest in any of his rights under this Agreement except (i) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, (ii) to a living trust in which the beneficiaries are the Executives or members of Executive's immediate family,
(iii) transfers by will or the laws of interstate succession or (iv) such other transferees as are specifically permitted under a Registration Statement on Form S-8. Any attempted transfer in violation of this restriction will be null and void. The foregoing restrictions will not apply to the transfer of any shares of Common Stock issued to Executive pursuant to this Agreement, except as provided in Section 7.

     Executive may designate a beneficiary or beneficiaries to whom the rights under this Agreement will pass upon Executive's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as EXHIBIT B or such other form as may be prescribed by the Company; provided that no such designation will be effective unless so filed prior to the death of Executive. If no such designation is made or if the designated beneficiary does not survive Executive's death, the rights under this Agreement will pass by will or the laws of descent and distribution. Following Executive's death, the rights under this Agreement, if otherwise exercisable, may be exercised by the person to whom the rights under this Agreement pass according to the foregoing, and such person will be deemed to be Executive for purposes of any applicable provisions of this Agreement.

     10. ACKNOWLEDGMENTS AND REPRESENTATIONS.

          a. Executive acknowledges and agrees that the obligations of the Company and Liberty under this Agreement are not funded in any way, and that he will have rights only of a creditor based solely on the Company's and Liberty's unsecured promise to pay. Because Executive has not made an investment in shares of Common Stock or Liberty Stock, Executive acknowledges and agrees that the he has a right to benefit from further appreciation in such Common Stock or Liberty Stock without risking any capital and without the risk of a beneficial owner that the value of property may decline substantially. Executive further acknowledges and agrees that the grants of Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation under this Agreement are not an assurance of continued employment by the Company or any of its Affiliates, and nothing in this Agreement will affect in any way the rights and obligations of either party under the Employment Agreement.

          b. Executive represents and warrants that (i) by virtue of his position with the Company or based on information furnished by the Company he is familiar with the business, earnings, condition, properties and business prospects of the Company, (ii) he has had the opportunity to ask questions and request additional information concerning the business, earnings, condition, properties and business prospects of the Company and Liberty and that his questions have been answered and that he has received the additional information requested, (iii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of entering into this Agreement, (iv) he is an "accredited investor" (as such term is defined in Regulation D promulgated under the Act) and (v) he understands that the Company and Liberty are entering into this Agreement in reliance on the acknowledgments, agreements, representations and warranties of Executive set forth in this Agreement. To the extent the issuance of the shares of Common Stock is not then registered pursuant to the Act, Executive acknowledges and agrees that he will make such additional representations and warranties that the Company may reasonably request to support an exemption pursuant to Section 4(2) of such Act, including with respect to Executive's investment intent, investor status and restrictions on transfer.

          c. Executive represents and warrants that Executive's total assets (as determined in accordance with 16 C.F.R. ss.ss. 801.1(a) through (c) and 801.11) are less than $10,000,000 and his annual net sales (as determined in accordance with 16 C.F.R. ss.ss. 801.1(a) through (c) and 801.11) are less than $10,000,000. Executive agrees that upon issuance of Common Stock pursuant to this Agreement he will make the foregoing representation and warranty upon request by the Company prior to the date the Common Stock is issued, to the extent he is able to do so.

     11. ADJUSTMENT.


          a. Appropriate and equitable adjustment will be made to the Deferred Compensation Per Share Base Value and the SAR Per Share Base Value in the event of any stock dividend, stock split, reverse stocks split, reclassification, recapitalization or other analogous change affecting the outstanding shares of Common Stock. This Agreement will not affect the right of the Company or any Affiliate to take any action affecting its capital stock whether described in the preceding sentence or otherwise.

          b. If after the Effective Date the Company issues Common Stock for a consideration per share less than the Per Share Fair Market Value as of the date such Common Stock is issued or if the Company issues a Derivative Security having a per share exercise, conversion or exchange price less than the Per Share Fair Market Value as of the date such Derivative Security is issued (any such issuance of Common Stock or a Derivative Security being referred to as a "Subject Issuance"), then each of the Deferred Compensation Per Share Base Value and the SAR Per Share Base Value in effect immediately before such issuance will be adjusted in accordance with the following formula:

                              BV(2) = BV(1)x      O + A
                                                 ----------
                                                  O + A x M
                                                      -----
                                                        P
               Where:

                    BV2 = the new Deferred Compensation Per Share Base Value or SAR Per Share Base Value, as applicable.

                    BV1 = the Deferred Compensation Per Share Base Value or SAR Per Share Base Value, as applicable, immediately prior to the Subject Issuance.

                    O   =  the total number of Shares Outstanding.

                    A   =  the number of additional shares of Common Stock
                           issued (or issuable upon exercise, conversion or exchange of a Derivative Security issued) in the Subject Issuance.

                    P   =  the price per share of the Common Stock issued (or
                           issuable upon exercise, conversion or exchange of a Derivative Security issued) in the Subject Issuance.

                    M   =  the Per Share Fair Market Value of Common Stock on
                           the date of the Subject Issuance.

If an adjustment pursuant to this Section 1l.b. is made on account of the issuance of a Derivative Security, (i) no further adjustment will be made upon exercise, conversion or exchange of such Derivative Security and (ii) such adjustment will be reversed to the extent such Derivative Security shall not have been exercised, converted or exchanged at the time it ceases to be outstanding or to be exercisable, convertible or exchangeable. Within 30 days after each issuance of shares of Common Stock or a Derivative Security by the Company, the Company will give notice of such issuance to Executive, including a reasonably detailed description of the terms of such issuance, the Per Share Fair Market Value as of the date of such issuance and the amount of consideration per share received by the Company in such transaction (or the exercise, conversion or exchange price of any Derivative Security issued in such issuance), as determined by the Board in accordance with the following paragraph.

     Notwithstanding anything to the contrary in this Agreement: (i) any determination of value contemplated by this Section 11.b., including, for example, any determination Per Share Fair Market Value or of the Fair Market Value of any consideration received by the Company for Common Stock or a Derivative Security, will be made by the Board in the exercise of its good faith judgment, and such determination will be final, binding and nonappealable so long as the Board determination is in good faith, and if such determination is made in connection with the issuance of Common Stock or a Derivative Security to any Person other than Liberty or an Affiliate of Liberty such determination will be deemed to have been made in good faith if neither Liberty nor any Affiliate of Liberty (other than the Company) shall have received any material consideration on account of such issuance; (ii) shares of Common Stock and Derivative Securities issued by the Company to any Person other than Liberty or any Affiliate of Liberty will be deemed for all purposes under this Agreement to have been sold for a per share price, or a per share exercise, conversion or exchange price in the case of a Derivative Security, at least equal to the Per Share Fair Market Value on the date of issue, unless Liberty or any Affiliate of Liberty (other than the Company) shall have received any material consideration on account of such issuance; and (iii) shares of Common Stock issued by the Company to any Person before December 31, 1999 for a per share price at least equal to the initial Per Share Base Value or that are issuable upon exercise, conversion or exchange of a Derivative Security issued by the Company to any Person before December 31, 1999 (which Derivative Security has a per share exercise, conversion or exchange price at least equal to the initial Per Share Base Value), will be deemed to have been sold for a per share price at least equal to the Per Share Fair Market Value on the date of issue.

     12. ARBITRATION. If any controversy or claim arising out of this Agreement cannot be settled by the parties (other than any disagreement that is subject to resolution pursuant to Section 8, as to which the provisions of such Section 8 will be exclusive), the dispute will be settled by arbitration before a single arbitrator in Los Angeles, California, which arbitrator will be a natural person having experience in financial and business matters appointed by, and which arbitration will be conducted in accordance with the then applicable provisions of the Commercial Arbitration Rules of, the American Arbitration Association. Each party will bear its or his own costs of such arbitration, including attorneys' fees and expenses, except that the fees and expenses of the arbitrator and the American Arbitration Association will be paid by the Company and Executive in equal amounts. Judgment on any award resulting from such arbitration may be entered in any court having jurisdiction. In consideration of the anticipated expedition of dispute resolution and minimization of expenses, each party agrees that arbitration will be the exclusive remedy to resolve disputes under this Agreement, and each party expressly waives any right such party might have to seek redress in any other forum. The parties further agree that an arbitrator will be empowered to assess no remedy other than the payments provided under this Agreement.

     13. LIBERTY'S RIGHTS.


          1. At any time a payment is to be made to Executive pursuant to this Agreement, Liberty will have the right to purchase from the Company a number of shares of Series B Common Stock equal to the number of shares of Common Stock that would have been issued to Executive if the Company had elected to make the required payment in Common Stock at a price per share equal to (i) the Deferred Compensation Per Share Appreciation on the Valuation Date, with respect to the payment of Deferred Compensation Per Share Appreciation or (ii) the SAR Per Share Appreciation on the Valuation Date or an Exercise Date, whichever is applicable, with respect to the payment of SAR Per Share Appreciation. Notwithstanding the foregoing, in the case of an exercise of a SAR other than on a Valuation Date, Liberty may elect to purchase the number of shares as to which the SAR is exercised at a price per share equal to the Per Share Fair Market Value on the Exercise Date.

          2. If Liberty exercises its right to purchase shares of Series B Common Stock pursuant to Section 13.a., the Company will be required to pay the Deferred Compensation Per Share Appreciation or the SAR Per Share Appreciation in cash.

          3. The maximum number of shares of Series B Common Stock that Liberty may purchase pursuant to this Agreement is 19,296,193 shares. In connection with any such purchase of Series B Common Stock, the Company and Liberty will enter into a stock purchase agreement having customary terms which are reasonably acceptable to the Company and Liberty. Any such stock purchase agreement will contain customary representations and warranties of the parties, including representations of the Company with respect to the due authorization and valid issuance of the shares being purchased and that such shares are fully paid and not accessible.

     14. ANNOUNCEMENT. The Company will publicly announce a Voluntary Termination of Executive or notice by the Company or Executive of its or his intention not to renew the Employment Agreement within five business days after notice thereof.

     15. LOAN OBLIGATIONS. At any time after a determination of the amount of Deferred Compensation after a Valuation Date, if Executive is still employed by the Company, the Company, upon request of Executive, will pay to Executive (i) his out of pocket expenses (including loan fees, points, legal or accounting fees and expenses) with respect to a loan Executive may obtain from a third party relating to such Deferred Compensation Share Appreciation in an amount up to the total amount of Deferred Compensation Share Appreciation and (ii) an amount equal to the difference, if any, between the interest rate on such loan and the Prime Rate; provided, however, that Executive may not pledge his right to such Deferred Compensation Share Appreciation as the only collateral in connection with such loan.

     16. INDEMNIFICATION. The Company will indemnify Executive on a fully grossed-up basis, for any amount of penalty and interest owed by Executive to the Internal Revenue Service or any other U.S. taxing authority relating solely to any claims by such taxing authorities that the amount of the Current SAR Payment or Deferred SAR Payment are taxable to Executive in any taxable period other than when such payments are actually made.

     17. SUBSCRIPTION AGREEMENT. Concurrently with the execution and delivery of this Agreement, Executive will execute and deliver the Subscription Agreement attached hereto as EXHIBIT C.

     18. FUTURE SAR PAYMENTS. With respect to future exercises of the SARs, if the Company elects to pay such SARs in Common Stock, the Company and Executive agree to consult and cooperate with each other to determine a valuation of the shares of Common Stock to be issued to Executive for tax reporting purposes, which in no event shall exceed the public trading price of the Common Stock on the date of issuance. Each of the Company and Executive will make filings with the Internal Revenue Service and other applicable tax authorities consistent with such valuation.

     19. MISCELLANEOUS PROVISIONS.


          1. NOTICES. All notices to be given hereunder will be in writing and will be deemed duly given when delivered personally or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

                    If to be given to Liberty:

                    Liberty Media Corporation 9197 South Peoria Street Englewood, Colorado 80112 Attn: President with a copy to its General Counsel.

                    If to be given to the Company:

                    Liberty Digital, Inc.
                    9197 South Peoria Street
                    Englewood, Colorado 80112
                    If to be given to Executive:

                    Lee Masters
                    c/o Jarl Mohn
                    12875 Chalon Road
                    Los Angeles, California 90049

                    with a copy to:

                    Kenneth M. Doran, Esq.
                    Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, California 90071

or to such other address as a party may furnish to the other in writing in accordance with this Section 19.a.

     2. BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Company, Liberty and their respective successors and assigns, and upon Executive and his personal representatives and other permitted successors and assigns.

     3. AMENDMENT. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement of any change is sought.

     4. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the Company and Executive with respect to its subject matter, and it supersedes all prior and contemporaneous understandings and agreements, both oral and written.

     5. ORIGINALS. This Agreement will be signed in three originals, one to be delivered to the Company, one to Liberty and one to Executive.

     6. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws of the State of California without regard to the choice-of-law principles thereof.

     7. CONSTRUCTION. This Agreement is entered into pursuant to the Plan. Unless otherwise expressly stated in the Deferred Compensation Agreement or this Agreement, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.

     20. ATTORNEYS' FEES; HSR EXPENSES. Contemporaneously with execution and delivery of this Agreement, Liberty will pay (or promptly reimburse Executive to the extent he has paid) the fees and expenses incurred by Executive in connection with the negotiation of this Agreement, including without limitation, the attorneys' fees and expenses incurred by Executive. The Company shall pay all filing fees and expenses in connection with any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended by Executive in connection with the acquisition of Common Stock pursuant to this Agreement and will reimburse Executive, on a fully grossed-up basis, for any taxes incurred by Executive by reason of such payments.

     IN WITNESS WHEREOF, we have signed this Agreement on the dates indicated, to be effective as of the Effective Date.

                                     EXECUTIVE:


Date:    February __, 2001
                                     -------------------------------------------
                                     Jarl Mohn, a/k/a Lee Masters


                                     LIBERTY MEDIA CORPORATION



Date:    February __, 2001           By:
                                        ----------------------------------------
                                     Name:    David B. Koff
                                     Title:   Senior Vice President


                                     LIBERTY DIGITAL, INC.


Date:    February __, 2001           By:
                                        ----------------------------------------
                                     Name:    David B. Koff
                                     Title:   Vice President

             EXHIBIT B TO AMENDED AND RESTATED DEFERRED COMPENSATION
                    AND STOCK APPRECIATION RIGHTS AGREEMENT

                           DATED AS OF APRIL 12, 2000


                              LIBERTY DIGITAL, INC.

                            DEFERRED COMPENSATION AND
                            STOCK APPRECIATION RIGHT


                           DESIGNATION OF BENEFICIARY


         I, _________________________________(the "GRANTEE") hereby declare that upon my death ___________________________________________ (the "BENEFICIARY") of
                           Name

-----------------------------------------------------------------------------,
Street Address                 City                State             Zip Code

who is my _________________________________________ ___, will be entitled to the
                           Relationship to Grantee


stock appreciation rights and all other rights accorded Grantee by the above-referenced grant agreement (the "Agreement").

     It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of Grantee's death. If any such condition is not satisfied, such rights will devolve according to Grantee's will or the laws of descent and distribution.

     All prior designations of beneficiary under this Agreement are hereby revoked. This Designation of Beneficiary may only be revoked in writing, signed by Grantee, and filed with Liberty Digital, Inc. prior to Grantee's death.


----------------------------------            ----------------------------------
            Date                                   Grantee



                                      B-1